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                       ASSISTANT SECRETARY'S CERTIFICATE
                                       OF
                 VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.


     I, James J. Boyne, the duly elected and appointed Assistant Secretary of Van Kampen American Capital Distributors, Inc., a Delaware corporation (the "Corporation"), hereby certifies that:

     a) Attached hereto, as Exhibit A, is a true and correct copy of the Consent in Lieu of the Meeting of the Board of Directors of the Corporation authorizing the proper signatories to sign Section 13 and Section 16 filings under the Securities Exchange Act of 1934.

     IN WITNESS WHEREOF, the Corporation has caused this certificate of the Assistant Secretary to be signed by James J. Boyne on this 12th day of February, 1997.



                                             /s/ James J. Boyne
                                             -----------------------------------
                                             James J. Boyne